Exhibit 99.1

Teva and Ignyta Announce Acquisition by Ignyta

of Four Oncology R&D Assets from Teva

•	Acquisition of one clinical and three pre-clinical phase development programs

•	Concurrent $42 million equity investment in Ignyta by Teva and selected healthcare investors

•	Upon closure of the agreements Teva, will hold approximately 12% of Ignyta common shares

•	Ignyta to host conference call and simultaneous webcast to discuss the transaction at 5:00 pm ET (2:00 pm PT)

JERUSALEM and SAN DIEGO, March 17, 2015 – Teva Pharmaceutical Industries Ltd. (NYSE: TEVA) (“Teva”), a world leading global pharmaceutical company, and Ignyta, Inc. (Nasdaq: RXDX) (“Ignyta”), a precision oncology biotechnology company, today announced the acquisition by Ignyta of the worldwide rights and assets relating to four targeted oncology development programs in exchange for 1.5 million shares (6%) of Ignyta’s common stock.

Concurrently, Ignyta has entered into stock purchase agreements with Teva, and selected additional healthcare investors, whereby Teva will purchase a further 1.5 million shares of common Ignyta stock at a price of $10 per share in a registered direct offering. The other investors will purchase an additional 2.7 million shares at $10 per share, valuing the total offering at approximately $41.6 million.

“Teva has committed to finding novel ways for the ongoing development of early clinical stage and pre-clinical oncology R&D programs, which hold significant promise for cancer patients,” said Michael Hayden, Teva’s President of Global R&D and Chief Scientific Officer. “Ignyta’s capabilities and focus in oncology will give these assets the best chance of realizing their potential for patients, and of maximizing their value for Teva.”

“Acquiring these four development stage programs from Teva is truly transformational for Ignyta and well aligned with our strategic focus on developing first-in-class and best-in-class precision medicines to help cancer patients with unmet needs,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “These oncology programs add critical mass to our pipeline and further enable us to leverage our precision oncology platform, including our proprietary multiplex diagnostic assays and our CLIA certified, QSR compliant diagnostic laboratory. Furthermore, these new assets complement our entrectinib development program and extend our ability to target the majority of known oncogenic drivers across multiple solid tumor indications. For example, in non-small cell lung cancer alone, we believe that our product candidates have potential activity against many of the most frequent oncogenic drivers in this disease, and we plan to explore these opportunities through innovative clinical trial designs such as master protocols.”

“We are also grateful to Teva and the financial investors who share Ignyta’s precision oncology vision and invested in this latest financing,” continued Dr. Lim. “We intend to use the funds to further advance our precision oncology vision by developing targeted therapies that provide meaningful benefit to specific populations of cancer patients.”

Overview of Asset Acquisition Transaction

Under the terms of the asset purchase agreement with Teva, Ignyta is acquiring all of Teva’s assets and worldwide rights relating to four oncology development programs in exchange for 1.5 million shares of Ignyta’s common stock. Teva has agreed not to sell or otherwise transfer any of these shares until March 17, 2016, and Ignyta is required to register the resale of these shares with the Securities and Exchange Commission (SEC) prior to such date.

The development programs Ignyta purchased from Teva include:

•	CEP-32496, which Ignyta has renamed RXDX-105, a potent small molecule inhibitor of BRAF, EGFR and RET that is currently in a Phase I/II dose escalation clinical trial;
•	CEP-40783, which Ignyta has renamed RXDX-106, a potent, highly selective, pseudo-irreversible inhibitor of AXL and cMET that is in late preclinical development;
•	CEP-40125, which Ignyta has renamed RXDX-107, a nanoformulation of a modified bendamustine with potential activity in solid tumors that is in late preclinical development; and
•	TEV-44229, which Ignyta has renamed RXDX-108, a potent, selective inhibitor of the atypical kinase PKCiota that is in preclinical studies. Ignyta has also acquired next generation PKCiota inhibitors in addition to the lead compound.

Ignyta also assumed all of Teva’s ongoing obligations under certain contracts relating to the purchased programs, including the agreements under which Teva in-licensed rights to the assets.

Concurrent Equity Financing

Teva has agreed to purchase 1.5 million shares of Ignyta common stock for a purchase price of $10 per share, resulting in gross proceeds to Ignyta of $15 million. Ignyta has also entered into stock purchase agreements with several additional investors that will purchase an aggregate of 2.7 million additional shares of Ignyta common stock. The offering is expected to result in aggregate gross proceeds to Ignyta of approximately $41.6 million. The offering closed concurrently with the asset purchase. Ignyta did not use a placement agent in connection with this transaction.

A shelf registration statement relating to the shares of common stock issued in the offering was filed with, and declared effective by, the SEC. A prospectus supplement relating to the offering will be filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Ignyta Slide Deck and Conference Call

Ignyta has posted a slide presentation relating to the Teva transaction, its new development programs and the concurrent equity financing on the Investors page of the company’s website at http://investor.ignyta.com. On Tuesday, March 17, 2015, Ignyta will host a conference call with interested parties beginning at 5:00 p.m. ET (2:00 p.m. PT) to discuss the transactions and related matters. A live webcast of the conference call will be available online on the Investors page of the company’s website at http://investor.ignyta.com. The call will also be archived and accessible at that site for one year. Alternatively, callers may participate in the conference call by dialing (888) 734-0328 (domestic) or (678) 894-3054 (international), and entering passcode 5138138.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, Ignyta’s development plans for its new product candidates, its other product candidates and discovery programs, the company’s financial status, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) is a leading global pharmaceutical company that delivers high-quality, patient-centric healthcare solutions to millions of patients every day. Headquartered in Israel, Teva is the world’s largest generic medicines producer, leveraging its portfolio of more than 1,000 molecules to produce a wide range of generic products in nearly every therapeutic area. In specialty medicines, Teva has a world-leading position in innovative treatments for disorders of the central nervous system, including pain, as well as a strong portfolio of respiratory products. Teva integrates its generics and specialty capabilities in its global research and development division to create new ways of addressing unmet patient needs by combining drug development capabilities with devices, services and technologies. Teva’s net revenues in 2014 amounted to $20.3 billion. For more information, visit www.tevapharm.com.

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a precision oncology biotechnology company pursuing an integrated therapeutic (Rx) and companion diagnostic (Dx) strategy for treating cancer patients. The company’s goal with this Rx/Dx approach is to discover, develop and commercialize new drugs that target activated cancer genes and pathways for the customized treatment of cancer. It aims to achieve this goal by pairing each of its product candidates with biomarker-based companion diagnostics that are designed to identify, at the molecular level, the patients who are most likely to benefit from the precisely targeted drugs the company develops. For more information, please visit: www.ignyta.com.

Teva’s Safe Harbor Statement under the U.S. Private Placement Securities Litigation Reform Act of 1995:

This release contains forward-looking statements, which are based on management’s current beliefs and expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to: our ability to develop and commercialize additional pharmaceutical products; competition for our innovative products, especially Copaxone® (including competition from orally-administered alternatives, as well as from potential purported generic equivalents) and our ability to migrate users to our 40 mg/mL version; the possibility of material fines, penalties and other sanctions and other adverse consequences arising out of our ongoing FCPA investigations and related matters; our ability to achieve expected results from the research and development efforts invested in our pipeline of specialty and other products; our ability to reduce operating expenses to the extent and during the timeframe intended by our cost reduction program; our ability to identify and successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; the extent to which any manufacturing or quality control problems damage our reputation for quality production and require costly remediation; increased government scrutiny in both the U.S. and Europe of our patent settlement agreements; our exposure to currency fluctuations and restrictions as well as credit risks; the effectiveness of our patents, confidentiality agreements and other measures to protect the intellectual property rights of our specialty medicines; the effects of reforms in healthcare regulation and pharmaceutical pricing, reimbursement and coverage; governmental investigations into sales and marketing practices, particularly for our specialty pharmaceutical products; adverse effects of political or economic instability, major hostilities or acts of terrorism on our significant worldwide operations; interruptions in our supply chain or problems with internal or third-party information technology systems that adversely affect our complex manufacturing processes; significant disruptions of our information technology systems or breaches of our data security; competition for our generic products, both from other pharmaceutical companies and as a result of increased governmental pricing pressures; competition for our specialty pharmaceutical businesses from companies with greater resources and capabilities; the impact of continuing consolidation of our distributors and customers; decreased opportunities to obtain U.S. market exclusivity for significant new generic products; potential liability in the U.S., Europe and other markets for sales of generic products prior to a final resolution of outstanding patent litigation; our potential exposure to product liability claims that are not covered by insurance; any failure to recruit or retain key personnel, or to attract additional executive and managerial talent; any failures to comply with complex Medicare and Medicaid reporting and payment obligations; significant impairment charges relating to intangible assets, goodwill and property, plant and equipment; the effects of increased leverage and our resulting reliance on access to the capital markets; potentially significant increases in tax liabilities; the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business; variations in patent laws that may adversely affect our ability to manufacture our products in the most efficient manner; environmental risks; and other factors that are discussed in our Annual Report on Form 20-F for the year ended December 31, 2014 and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Ignyta Forward-Looking Statements

This press release contains forward-looking statements about Ignyta as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the development of Ignyta’s new or other product candidates, the potential advantages and first-in-class or best-in-class nature of these drug programs and the potential for Ignyta to establish a leadership position in oncology personalized medicine and provide benefit to cancer patients. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; regulatory developments in the United States and foreign countries; Ignyta’s ability to develop, complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; the potential for final results of the ongoing Phase I/II clinical trials of entrectinib, or any future clinical trials of entrectinib or other product candidates, to differ from preliminary or expected results; Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates; the potential for the company to fail to maintain the CLIA registration of its diagnostic laboratory or to fail to achieve full CLIA accreditation of such laboratory; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

Teva IR Contacts:	Kevin C. Mannix	United States	(215) 591-8912
	Ran Meir Tomer Amitai	United States Israel	(215) 591-3033 972 (3) 926-7656

Teva PR Contacts:	Iris Beck Codner	Israel	972 (3) 926-7687
	Denise Bradley	United States	(215) 591-8974

Ignyta Contact:	Jacob Chacko	United States	(858) 255 5959; jc@ignyta.com